AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2016

REGISTRATION NO. 333-208710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMEGA HEALTHCARE INVESTORS, INC.

and the Additional Subsidiary Guarantor Registrants

(See Table of Additional Registrants Below)
(Exact name of registrant as specified in its charter)

Maryland	38-3041398
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Eliot Robinson
Terrence Childers
Bryan Cave LLP
One Atlantic Center, Fourteenth Floor
West Peachtree Street, NW
Atlanta, Georgia 30309-3488
(404) 572-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one:)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be registered (1)	Proposed maximum offering price per unit(1)	Proposed maximum offering price(1)	Amount of registration fee(2)
Debt Securities	–	–	–	–

Guarantees of Debt Securities (3)	–	–	–	–

(1)	An indeterminate number or principal amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.

(3)	The co-registrants listed in the table below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the Guarantees.

TABLE OF ADDITIONAL REGISTRANTS

(as Guarantors of the Debt Securities)

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
11900 East Artesia Boulevard, LLC	California	6798	90-0266391
1200 Ely Street Holdings Co. LLC	Michigan	6798	26-3524594
13922 Cerise Avenue, LLC	California	6798	71-0976970
1628 B Street, LLC	California	6798	30-0482286
2400 Parkside Drive, LLC	California	6798	30-0482288
2425 Teller Avenue, LLC	Colorado	6798	20-5672217
245 East Wilshire Avenue, LLC	California	6798	90-0266386
3232 Artesia Real Estate, LLC	California	6798	65-1232714
3806 Clayton Road, LLC	California	6798	90-0266403
42235 County Road Holdings Co. LLC	Michigan	6798	83-0500167
446 Sycamore Road, L.L.C.	Delaware	6798	32-0380782
48 High Point Road, LLC	Maryland	6798	27-2498824
523 Hayes Lane, LLC	California	6798	45-1777721
637 East Romie Lane, LLC	California	6798	90-0266404
Alamogordo Aviv, L.L.C.	New Mexico	6798	27-0123540
Albany Street Property, L.L.C.	Delaware	6798	61-1754256
Arizona Lessor – Infinia, LLC	Maryland	6798	32-0008074
Arkansas Aviv, L.L.C.	Delaware	6798	30-0509615
Arma Yates, L.L.C.	Delaware	6798	27-3971035
Avery Street Property, L.L.C	Delaware	6798	36-4775490
Aviv Asset Management, L.L.C.	Delaware	6798	30-0305067
Aviv Financing I, L.L.C.	Delaware	6798	11-3747125
Aviv Financing II, L.L.C.	Delaware	6798	36-4597042
Aviv Financing III, L.L.C.	Delaware	6798	36-4641210
Aviv Financing IV, L.L.C.	Delaware	6798	27-0836481
Aviv Financing V, L.L.C.	Delaware	6798	27-0836548
Aviv Foothills, L.L.C.	Delaware	6798	36-4572035
Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	6798	11-3747120
Aviv Liberty, L.L.C.	Delaware	6798	36-4572034
Avon Ohio, L.L.C.	Delaware	6798	36-4601433
Bala Cynwyd Real Estate, LP	Pennsylvania	6798	27-1726563
Bayside Colorado Healthcare Associates, LLC	Colorado	6798	38-3517837
Bayside Street II, LLC	Delaware	6798	38-3519969
Bayside Street, LLC	Maryland	6798	38-3160026
Belleville Illinois, L.L.C.	Delaware	6798	32-0188341
Bellingham II Associates, L.L.C.	Delaware	6798	11-3747130
Bethel ALF Property, L.L.C.	Delaware	6798	36-4759871
BHG Aviv, L.L.C.	Delaware	6798	36-4601432
Biglerville Road, L.L.C.	Delaware	6798	35-2410897
Bonham Texas, L.L.C.	Delaware	6798	30-0358809
Bradenton ALF Property, L.L.C.	Delaware	6798	45-4444919
Burton NH Property, L.L.C.	Delaware	6798	11-3714506
California Aviv Two, L.L.C.	Delaware	6798	26-4117080
California Aviv, L.L.C.	Delaware	6798	38-3786697
Camas Associates, L.L.C.	Delaware	6798	36-4340182
Canton Health Care Land, LLC	Ohio	6798	20-1914579
Carnegie Gardens LLC	Delaware	6798	20-2442381
Casa/Sierra California Associates, L.L.C.	Delaware	6798	36-4572017
CFG 2115 Woodstock Place LLC	Delaware	6798	26-1123970
Champaign Williamson Franklin, L.L.C.	Delaware	6798	36-4769741
Chardon Ohio Property Holdings, L.L.C.	Delaware	6798	37-1762860
Chardon Ohio Property, L.L.C.	Delaware	6798	61-1722650
Chatham Aviv, L.L.C.	Delaware	6798	27-0354315

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Chippewa Valley, L.L.C.	Illinois	6798	36-4065826
CHR Bartow LLC	Delaware	6798	26-3708257
CHR Boca Raton LLC	Delaware	6798	26-3709390
CHR Bradenton LLC	Delaware	6798	26-3710605
CHR Cape Coral LLC	Delaware	6798	26-3710052
CHR Fort Myers LLC	Delaware	6798	26-3710399
CHR Fort Walton Beach LLC	Delaware	6798	26-3708663
CHR Lake Wales LLC	Delaware	6798	26-3708893
CHR Lakeland LLC	Delaware	6798	26-3708735
CHR Pompano Beach Broward LLC	Delaware	6798	26-3710220
CHR Pompano Beach LLC	Delaware	6798	26-3709856
CHR Sanford LLC	Delaware	6798	26-3709701
CHR Spring Hill LLC	Delaware	6798	26-3709633
CHR St. Pete Bay LLC	Delaware	6798	26-3709236
CHR St. Pete Egret LLC	Delaware	6798	26-3708588
CHR Tampa Carrollwood LLC	Delaware	6798	26-3709502
CHR Tampa LLC	Delaware	6798	26-3710161
CHR Tarpon Springs LLC	Delaware	6798	26-3708823
CHR Titusville LLC	Delaware	6798	26-3709919
Clarkston Care, L.L.C.	Delaware	6798	76-0802028
Clayton Associates, L.L.C.	New Mexico	6798	36-4572014
Colonial Gardens, LLC	Ohio	6798	26-0110549
Colonial Madison Associates, L.L.C.	Delaware	6798	38-3741678
Colorado Lessor - Conifer, LLC	Maryland	6798	32-0008069
Columbus Texas Aviv, L.L.C.	Delaware	6798	38-3735473
Columbus Western Avenue, L.L.C.	Delaware	6798	71-0960205
Colville Washington Property, L.L.C.	Delaware	6798	35-2521805
Commerce Nursing Homes, L.L.C.	Illinois	6798	36-4122632
Commerce Sterling Hart Drive, L.L.C.	Delaware	6798	27-5458991
Conroe Rigby Owen Road, L.L.C.	Delaware	6798	27-5458820
CR Aviv, L.L.C.	Delaware	6798	20-5354773
Crete Plus Five Property, L.L.C.	Delaware	6798	30-0855110
Crooked River Road, L.L.C.	Delaware	6798	27-5081057
CSE Albany LLC	Delaware	6798	20-5885886
CSE Amarillo LLC	Delaware	6798	20-5862752
CSE Arden L.P.	Delaware	6798	20-5888680
CSE Augusta LLC	Delaware	6798	20-5885921
CSE Bedford LLC	Delaware	6798	20-5886082
CSE Blountville LLC	Delaware	6798	20-8295288
CSE Bolivar LLC	Delaware	6798	20-8295024
CSE Cambridge LLC	Delaware	6798	20-5886976
CSE Cambridge Realty LLC	Delaware	6798	20-5959318
CSE Camden LLC	Delaware	6798	20-8295066
CSE Canton LLC	Delaware	6798	20-5887312
CSE Casablanca Holdings II LLC	Delaware	6798	26-0595183
CSE Casablanca Holdings LLC	Delaware	6798	20-8724466
CSE Cedar Rapids LLC	Delaware	6798	20-5884941
CSE Centennial Village, LP	Delaware	6798	20-6974959
CSE Chelmsford LLC	Delaware	6798	20-5920451
CSE Chesterton LLC	Delaware	6798	20-5885195
CSE Claremont LLC	Delaware	6798	20-5883891
CSE Corpus North LLC	Delaware	6798	20-5186415
CSE Denver Iliff LLC	Delaware	6798	20-8037772
CSE Denver LLC	Delaware	6798	20-5884311
CSE Douglas LLC	Delaware	6798	20-5883761
CSE Elkton LLC	Delaware	6798	20-5887006

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CSE Elkton Realty LLC	Delaware	6798	20-5959253
CSE Fairhaven LLC	Delaware	6798	20-8281491
CSE Fort Wayne LLC	Delaware	6798	20-5885125
CSE Frankston LLC	Delaware	6798	20-5862947
CSE Georgetown LLC	Delaware	6798	20-5886126
CSE Green Bay LLC	Delaware	6798	20-5888029
CSE Hilliard LLC	Delaware	6798	20-5887347
CSE Huntingdon LLC	Delaware	6798	20-8295191
CSE Huntsville LLC	Delaware	6798	20-5887764
CSE Indianapolis-Continental LLC	Delaware	6798	20-5885046
CSE Indianapolis-Greenbriar LLC	Delaware	6798	20-5885096
CSE Jacinto City LLC	Delaware	6798	20-5186519
CSE Jefferson City LLC	Delaware	6798	20-8295101
CSE Jeffersonville-Hillcrest Center LLC	Delaware	6798	20-5885261
CSE Jeffersonville-Jennings House LLC	Delaware	6798	20-5885346
CSE Kerrville LLC	Delaware	6798	20-8684872
CSE King L.P.	Delaware	6798	20-5888725
CSE Kingsport LLC	Delaware	6798	20-5887736
CSE Knightdale L.P.	Delaware	6798	20-5888653
CSE Lake City LLC	Delaware	6798	20-5863259
CSE Lake Worth LLC	Delaware	6798	20-5863173
CSE Lakewood LLC	Delaware	6798	20-5884352
CSE Las Vegas LLC	Delaware	6798	20-5887216
CSE Lawrenceburg LLC	Delaware	6798	20-5887802
CSE Lenoir L.P.	Delaware	6798	20-5888528
CSE Lexington Park LLC	Delaware	6798	20-5886951
CSE Lexington Park Realty LLC	Delaware	6798	20-5959280
CSE Ligonier LLC	Delaware	6798	20-5885484
CSE Live Oak LLC	Delaware	6798	20-5863086
CSE Lowell LLC	Delaware	6798	20-5885381
CSE Marianna Holdings LLC	Delaware	6798	20-1411422
CSE Memphis LLC	Delaware	6798	20-8295130
CSE Mobile LLC	Delaware	6798	20-5883572
CSE Moore LLC	Delaware	6798	20-5887574
CSE North Carolina Holdings I LLC	Delaware	6798	20-5888397
CSE North Carolina Holdings II LLC	Delaware	6798	20-5888430
CSE Omro LLC	Delaware	6798	20-5887998
CSE Orange Park LLC	Delaware	6798	20-5863371
CSE Orlando-Pinar Terrace Manor LLC	Delaware	6798	20-5863043
CSE Orlando-Terra Vista Rehab LLC	Delaware	6798	20-5863223
CSE Pennsylvania Holdings, LP	Delaware	6798	20-6974946
CSE Piggott LLC	Delaware	6798	20-5883659
CSE Pilot Point LLC	Delaware	6798	20-5862827
CSE Pine View LLC	Delaware	6798	20-5398686
CSE Ponca City LLC	Delaware	6798	20-5887495
CSE Port St. Lucie LLC	Delaware	6798	20-5863294
CSE Richmond LLC	Delaware	6798	20-5885427
CSE Ripley LLC	Delaware	6798	20-8295238
CSE Ripon LLC	Delaware	6798	26-0480886
CSE Safford LLC	Delaware	6798	20-5883807
CSE Salina LLC	Delaware	6798	20-5885669
CSE Seminole LLC	Delaware	6798	20-5887615
CSE Shawnee LLC	Delaware	6798	20-5887524
CSE Spring Branch LLC	Delaware	6798	20-5186484
CSE Stillwater LLC	Delaware	6798	20-5887548
CSE Taylorsville LLC	Delaware	6798	20-5886196

v

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
CSE Texarkana LLC	Delaware	6798	20-5862880
CSE Texas City LLC	Delaware	6798	20-5862791
CSE The Village LLC	Delaware	6798	20-5186550
CSE Upland LLC	Delaware	6798	20-5891148
CSE Walnut Cove L.P.	Delaware	6798	20-5888502
CSE West Point LLC	Delaware	6798	20-5887119
CSE Whitehouse LLC	Delaware	6798	20-8294979
CSE Williamsport LLC	Delaware	6798	26-0480953
CSE Winter Haven LLC	Delaware	6798	20-5863327
CSE Woodfin L.P.	Delaware	6798	20-5888619
CSE Yorktown LLC	Delaware	6798	20-5885163
Cuyahoga Falls Property, L.L.C.	Delaware	6798	35-2419468
Dallas Two Property, L.L.C.	Delaware	6798	61-1746734
Danbury ALF Property, L.L.C.	Delaware	6798	27-4083747
Darien ALF Property, L.L.C.	Delaware	6798	30-0694838
Delta Investors I, LLC	Maryland	6798	54-2112455
Delta Investors II, LLC	Maryland	6798	54-2112456
Denison Texas, L.L.C.	Delaware	6798	32-0173170
Desert Lane LLC	Delaware	6798	20-3098022
Dixie White House Nursing Home, LLC	Mississippi	6798	59-3738671
Dixon Health Care Center, LLC	Ohio	6798	34-1509772
East Rollins Street, L.L.C.	Delaware	6798	38-3838004
Edgewood Drive Property, L.L.C.	Delaware	6798	32-0405276
Effingham Associates, L.L.C.	Illinois	6798	36-4150491
Elite Mattoon, L.L.C.	Delaware	6798	36-4454111
Elite Yorkville, L.L.C.	Delaware	6798	36-4454114
Encanto Senior Care, LLC	Arizona	6798	20-1669755
Falcon Four Property Holding, L.L.C.	Delaware	6798	46-3986352
Falcon Four Property, L.L.C.	Delaware	6798	30-0794160
Falfurrias Texas, L.L.C.	Delaware	6798	61-1501714
Florida ALF Properties, L.L.C.	Delaware	6798	32-0417622
Florida Four Properties, L.L.C.	Delaware	6798	35-2456486
Florida Lessor – Meadowview, LLC	Maryland	6798	56-2398721
Florida Real Estate Company, LLC	Florida	6798	20-1458431
Fort Stockton Property, L.L.C.	Delaware	6798	38-3918639
Four Fountains Aviv, L.L.C.	Delaware	6798	36-4601434
Fredericksburg South Adams Street, L.L.C.	Delaware	6798	27-5459311
Freewater Oregon, L.L.C.	Delaware	6798	36-2280966
Fullerton California, L.L.C.	Delaware	6798	36-4480527
G&L Gardens, LLC	Arizona	6798	95-4639695
Gardnerville Property, L.L.C.	Delaware	6798	37-1657201
Georgia Lessor - Bonterra/Parkview, LLC	Maryland	6798	16-1650494
Germantown Property, L.L.C.	Delaware	6798	45-4444655
Giltex Care, L.L.C.	Delaware	6798	36-4572036
Glendale NH Property, L.L.C.	Delaware	6798	61-1686455
Golden Hill Real Estate Company, LLC	California	6798	71-0976967
Gonzales Texas Property, L.L.C.	Delaware	6798	32-0403901
Great Bend Property, L.L.C.	Delaware	6798	27-3971138
Greenbough, LLC	Delaware	6798	27-0258266
Greenville Kentucky Property, L.L.C.	Delaware	6798	30-0838127
Heritage Monterey Associates, L.L.C.	Illinois	6798	36-4056688
HHM Aviv, L.L.C.	Delaware	6798	32-0205746
Hidden Acres Property, L.L.C.	Delaware	6798	27-2457250
Highland Leasehold, L.L.C.	Delaware	6798	20-2873499
Hobbs Associates, L.L.C.	Illinois	6798	36-4177337
Hot Springs Atrium Owner, LLC	Delaware	6798	47-1359052

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Hot Springs Aviv, L.L.C.	Delaware	6798	30-0470700
Hot Springs Cottages Owner, LLC	Delaware	6798	47-1371567
Hot Springs Marina Owner, LLC	Delaware	6798	47-1461931
Houston Texas Aviv, L.L.C.	Delaware	6798	36-4587739
Hutchinson Kansas, L.L.C.	Delaware	6798	51-0559326
Hutton I Land, LLC	Ohio	6798	20-1914403
Hutton II Land, LLC	Ohio	6798	20-1914470
Hutton III Land, LLC	Ohio	6798	20-1914529
Idaho Associates, L.L.C.	Illinois	6798	36-4114446
Illinois Missouri Properties, L.L.C.	Delaware	6798	35-2520792
Indiana Lessor – Wellington Manor, LLC	Maryland	6798	32-0008064
Iowa Lincoln County Property, L.L.C.	Delaware	6798	45-4445450
Jasper Springhill Street, L.L.C.	Delaware	6798	27-5458704
Kansas Five Property, L.L.C.	Delaware	6798	36-1647542
Karan Associates Two, L.L.C.	Delaware	6798	61-1514965
Karan Associates, L.L.C.	Delaware	6798	11-3747208
Karissa Court Property, L.L.C.	Delaware	6798	38-3923400
KB Northwest Associates, L.L.C.	Delaware	6798	36-4572025
Kentucky NH Properties, L.L.C.	Delaware	6798	61-1730147
Kingsville Texas, L.L.C.	Delaware	6798	37-1522939
LAD I Real Estate Company, LLC	Delaware	6798	20-1454154
Leatherman 90-1, LLC	Ohio	6798	20-1914625
Leatherman Partnership 89-1, LLC	Ohio	6798	34-1656489
Leatherman Partnership 89-2, LLC	Ohio	6798	34-1656491
Louisville Dutchmans Property, L.L.C.	Delaware	6798	61-1715555
Magnolia Drive Property, L.L.C.	Delaware	6798	30-0793756
Manor Associates, L.L.C.	Delaware	6798	36-4572020
Mansfield Aviv, L.L.C.	Delaware	6798	32-0183852
Massachusetts Nursing Homes, L.L.C.	Delaware	6798	20-2873416
McCarthy Street Property, L.L.C.	Delaware	6798	38-3855495
Meridian Arms Land, LLC	Ohio	6798	20-1914864
Minnesota Associates, L.L.C.	Delaware	6798	36-4469552
Mishawaka Property, L.L.C.	Delaware	6798	36-4734067
Missouri Associates, L.L.C.	Delaware	6798	36-4572033
Missouri Regency Associates, L.L.C.	Delaware	6798	36-4572031
Montana Associates, L.L.C.	Illinois	6798	36-4149849
Monterey Park Leasehold Mortgage, L.L.C.	Delaware	6798	32-0267202
Mount Washington Property, L.L.C.	Delaware	6798	45-5010153
Mt. Vernon Texas, L.L.C.	Delaware	6798	35-2270167
Murray County, L.L.C.	Delaware	6798	36-4708756
Muscatine Toledo Properties, L.L.C.	Delaware	6798	36-4777497
N.M. Bloomfield Three Plus One Limited Company	New Mexico	6798	74-2748292
N.M. Espanola Three Plus One Limited Company	New Mexico	6798	74-2748289
N.M. Lordsburg Three Plus One Limited Company	New Mexico	6798	74-2748286
N.M. Silver City Three Plus One Limited Company	New Mexico	6798	74-2748283
New Hope Property, L.L.C.	Delaware	6798	61-1720871
Newtown ALF Property, L.L.C.	Delaware	6798	27-4083571
Nicholasville Kentucky Property, L.L.C.	Delaware	6798	46-5411821
North Las Vegas LLC	Delaware	6798	20-3098036
North Royalton Ohio Property, L.L.C.	Delaware	6798	37-1729308
Norwalk ALF Property, L.L.C.	Delaware	6798	27-4083805
NRS Ventures, L.L.C.	Delaware	6798	38-4236118
Oakland Nursing Homes, L.L.C.	Delaware	6798	36-4572018
Ocean Springs Nursing Home, LLC	Mississippi	6798	58-2635823
October Associates, L.L.C.	Delaware	6798	36-4572030
Ogden Associates, L.L.C.	Delaware	6798	36-4412291

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI (Connecticut), LLC	Connecticut	6798	06-1552120
OHI (Illinois), LLC	Illinois	6798	47-3264182
OHI (Indiana), LLC	Indiana	6798	38-3568359
OHI (Iowa), LLC	Iowa	6798	38-3377918
OHI Asset (AR) Ash Flat, LLC	Delaware	6798	46-3670959
OHI Asset (AR) Camden, LLC	Delaware	6798	46-3672608
OHI Asset (AR) Conway, LLC	Delaware	6798	61-1721332
OHI Asset (AR) Des Arc, LLC	Delaware	6798	46-3691025
OHI Asset (AR) Hot Springs, LLC	Delaware	6798	80-0951655
OHI Asset (AR) Malvern, LLC	Delaware	6798	46-3719491
OHI Asset (AR) Mena, LLC	Delaware	6798	38-3915930
OHI Asset (AR) Pocahontas, LLC	Delaware	6798	46-3728913
OHI Asset (AR) Sheridan, LLC	Delaware	6798	46-3739623
OHI Asset (AR) Walnut Ridge, LLC	Delaware	6798	46-3751920
OHI Asset (AZ) Austin House, LLC	Delaware	6798	46-4385050
OHI Asset (CA), LLC	Delaware	6798	04-3759925
OHI Asset (CO), LLC	Delaware	6798	84-1706510
OHI Asset (CT) Lender, LLC	Delaware	6798	75-3205111
OHI Asset (FL) Eustis, LLC	Delaware	6798	61-1773617
OHI Asset (FL) Lake Placid, LLC	Delaware	6798	46-3827043
OHI Asset (FL) Lender, LLC	Delaware	6798	27-4450390
OHI Asset (FL) Lutz, LLC	Delaware	6798	30-0858827
OHI Asset (FL) Pensacola - Hillview, LLC	Delaware	6798	36-4821441
OHI Asset (FL) Pensacola, LLC	Delaware	6798	35-2541006
OHI Asset (FL), LLC	Delaware	6798	13-4225158
OHI Asset (GA) Dunwoody, LLC	Delaware	6798	30-0869546
OHI Asset (GA) Macon, LLC	Delaware	6798	47-1027224
OHI Asset (GA) Moultrie, LLC	Delaware	6798	46-4254981
OHI Asset (GA) Nashville, LLC	Delaware	6798	37-1808814
OHI Asset (GA) Roswell, LLC	Delaware	6798	36-4808609
OHI Asset (GA) Snellville, LLC	Delaware	6798	46-4259685
OHI Asset (GA) Valdosta, LLC	Delaware	6798	35-2556904
OHI Asset (ID) Holly, LLC	Delaware	6798	46-4268973
OHI Asset (ID) Midland, LLC	Delaware	6798	46-4279515
OHI Asset (ID), LLC	Delaware	6798	04-3759931
OHI Asset (IL), LLC	Delaware	6798	14-1951802
OHI Asset (IN) American Village, LLC	Delaware	6798	46-0985915
OHI Asset (IN) Anderson, LLC	Delaware	6798	46-0989235
OHI Asset (IN) Beech Grove, LLC	Delaware	6798	46-1000956
OHI Asset (IN) Clarksville, LLC	Delaware	6798	46-1011127
OHI Asset (IN) Clinton, LLC	Delaware	6798	46-4095764
OHI Asset (IN) Connersville, LLC	Delaware	6798	46-4289202
OHI Asset (IN) Crown Point, LLC	Delaware	6798	46-1738072
OHI Asset (IN) Eagle Valley, LLC	Delaware	6798	46-1021612
OHI Asset (IN) Elkhart, LLC	Delaware	6798	46-1035197
OHI Asset (IN) Forest Creek, LLC	Delaware	6798	46-1040435
OHI Asset (IN) Fort Wayne, LLC	Delaware	6798	46-1050897
OHI Asset (IN) Franklin, LLC	Delaware	6798	46-1062818
OHI Asset (IN) Greensburg, LLC	Delaware	6798	38-3879137
OHI Asset (IN) Indianapolis, LLC	Delaware	6798	36-4736441
OHI Asset (IN) Jasper, LLC	Delaware	6798	46-4100999
OHI Asset (IN) Kokomo, LLC	Delaware	6798	46-1071289
OHI Asset (IN) Lafayette, LLC	Delaware	6798	46-1085161
OHI Asset (IN) Madison, LLC	Delaware	6798	46-1745924
OHI Asset (IN) Monticello, LLC	Delaware	6798	46-1090601
OHI Asset (IN) Noblesville, LLC	Delaware	6798	46-1103366

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (IN) Rosewalk, LLC	Delaware	6798	46-1116285
OHI Asset (IN) Salem, LLC	Delaware	6798	46-4111473
OHI Asset (IN) Seymour, LLC	Delaware	6798	46-4133715
OHI Asset (IN) Spring Mill, LLC	Delaware	6798	46-1120573
OHI Asset (IN) Terre Haute, LLC	Delaware	6798	46-1140102
OHI Asset (IN) Wabash, LLC	Delaware	6798	38-3879151
OHI Asset (IN) Westfield, LLC	Delaware	6798	32-0381277
OHI Asset (IN) Zionsville, LLC	Delaware	6798	46-1152307
OHI Asset (LA) Baton Rouge, LLC	Delaware	6798	37-1785874
OHI Asset (LA), LLC	Delaware	6798	04-3759935
OHI Asset (MD) Baltimore - Pall Mall, LLC	Delaware	6798	37-1799968
OHI Asset (MD) Baltimore - West Belvedere, LLC	Delaware	6798	38-3987828
OHI Asset (MD) Salisbury, LLC	Delaware	6798	38-3987971
OHI Asset (MD), LLC	Delaware	6798	45-2611748
OHI Asset (MI) Carson City, LLC	Delaware	6798	61-1786671
OHI Asset (MI) Heather Hills, LLC	Delaware	6798	46-1515395
OHI Asset (MI), LLC	Delaware	6798	27-3378345
OHI Asset (MO), LLC	Delaware	6798	04-3759939
OHI Asset (MS) Byhalia, LLC	Delaware	6798	46-4298734
OHI Asset (MS) Cleveland, LLC	Delaware	6798	36-4774986
OHI Asset (MS) Clinton, LLC	Delaware	6798	80-0965657
OHI Asset (MS) Columbia, LLC	Delaware	6798	46-4340609
OHI Asset (MS) Corinth, LLC	Delaware	6798	46-4351222
OHI Asset (MS) Greenwood, LLC	Delaware	6798	46-4361245
OHI Asset (MS) Grenada, LLC	Delaware	6798	46-4376223
OHI Asset (MS) Holly Springs, LLC	Delaware	6798	38-3921178
OHI Asset (MS) Indianola, LLC	Delaware	6798	90-1036275
OHI Asset (MS) Natchez, LLC	Delaware	6798	46-4384987
OHI Asset (MS) Picayune, LLC	Delaware	6798	90-1036523
OHI Asset (MS) Vicksburg, LLC	Delaware	6798	90-1036559
OHI Asset (MS) Yazoo City, LLC	Delaware	6798	38-3921461
OHI Asset (NC) Biscoe, LLC	Delaware	6798	37-1816580
OHI Asset (NC) Cornelius, LLC	Delaware	6798	30-0930325
OHI Asset (NC) Drexel, LLC	Delaware	6798	32-0489893
OHI Asset (NC) Fayetteville, LLC	Delaware	6798	30-0930685
OHI Asset (NC) Hallsboro, LLC	Delaware	6798	61-1789056
OHI Asset (NC) Marion, LLC	Delaware	6798	36-4833434
OHI Asset (NC) Marshville, LLC	Delaware	6798	37-1820268
OHI Asset (NC) Mocksville – 1007 Howard Street, LLC	Delaware	6798	37-1820636
OHI Asset (NC) Mocksville – 1304 Madison Road, LLC	Delaware	6798	30-0932315
OHI Asset (NC) Nashville, LLC	Delaware	6798	35-2558694
OHI Asset (NC) Raeford, LLC	Delaware	6798	32-0492904
OHI Asset (NC) Rocky Mount – 1558 S. Winstead, LLC	Delaware	6798	38-4001050
OHI Asset (NC) Rocky Mount – 415 N. Winstead, LLC	Delaware	6798	30-0934215
OHI Asset (NC) Salisbury, LLC	Delaware	6798	35-2559111
OHI Asset (NC) Saluda, LLC	Delaware	6798	37-1824735
OHI Asset (NC) Shallotte, LLC	Delaware	6798	37-1824797
OHI Asset (NC) Wadesboro, LLC	Delaware	6798	35-2492230
OHI Asset (NC) Waynesville, LLC	Delaware	6798	32-0493579
OHI Asset (NC) Wilmington, LLC	Delaware	6798	38-4001708
OHI Asset (NC) Winston Salem, LLC	Delaware	6798	32-0493698
OHI Asset (NY) 2nd Avenue, LLC	Delaware	6798	30-0874937
OHI Asset (NY) 93rd Street, LLC	Delaware	6798	32-0470120
OHI Asset (OH) Huber Heights, LLC	Delaware	6798	36-4830903
OHI Asset (OH) Lender, LLC	Delaware	6798	51-0529744
OHI Asset (OH) New London, LLC	Delaware	6798	36-4831126

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (OH) Steubenville, LLC	Delaware	6798	30-0922159
OHI Asset (OH) Toledo, LLC	Delaware	6798	35-2555519
OHI Asset (OH) West Carrollton, LLC	Delaware	6798	35-2555884
OHI Asset (OH), LLC	Delaware	6798	04-3759938
OHI Asset (OR) Portland, LLC	Delaware	6798	30-0805633
OHI Asset (OR) Troutdale, LLC	Delaware	6798	47-2564223
OHI Asset (PA) GP, LLC	Delaware	6798	47-2553542
OHI Asset (PA) West Mifflin, LP	Delaware	6798	30-0852028
OHI Asset (PA), LLC	Delaware	6798	90-0137715
OHI Asset (PA), LP	Maryland	6798	54-6643405
OHI Asset (SC) Aiken, LLC	Delaware	6798	46-4426281
OHI Asset (SC) Anderson, LLC	Delaware	6798	46-4455254
OHI Asset (SC) Easley Anne, LLC	Delaware	6798	46-4475177
OHI Asset (SC) Easley Crestview, LLC	Delaware	6798	46-4489507
OHI Asset (SC) Edgefield, LLC	Delaware	6798	46-4494366
OHI Asset (SC) Greenville Griffith, LLC	Delaware	6798	46-4510885
OHI Asset (SC) Greenville Laurens, LLC	Delaware	6798	46-4524387
OHI Asset (SC) Greenville North, LLC	Delaware	6798	46-4538349
OHI Asset (SC) Greenville, LLC	Delaware	6798	47-1053139
OHI Asset (SC) Greer, LLC	Delaware	6798	46-4551649
OHI Asset (SC) Marietta, LLC	Delaware	6798	46-4569172
OHI Asset (SC) McCormick, LLC	Delaware	6798	46-4597938
OHI Asset (SC) Orangeburg, LLC	Delaware	6798	47-1034331
OHI Asset (SC) Pickens East Cedar, LLC	Delaware	6798	46-4613823
OHI Asset (SC) Pickens Rosemond, LLC	Delaware	6798	46-4629569
OHI Asset (SC) Piedmont, LLC	Delaware	6798	46-4640288
OHI Asset (SC) Simpsonville SE Main, LLC	Delaware	6798	46-4682098
OHI Asset (SC) Simpsonville West Broad, LLC	Delaware	6798	46-4695995
OHI Asset (SC) Simpsonville West Curtis, LLC	Delaware	6798	46-4712666
OHI Asset (TN) Bartlett, LLC	Delaware	6798	46-4727889
OHI Asset (TN) Collierville, LLC	Delaware	6798	46-4738239
OHI Asset (TN) Jefferson City, LLC	Delaware	6798	61-1750374
OHI Asset (TN) Memphis, LLC	Delaware	6798	46-4750926
OHI Asset (TN) Rogersville, LLC	Delaware	6798	38-3954783
OHI Asset (TX) Anderson, LLC	Delaware	6798	46-4764905
OHI Asset (TX) Bryan, LLC	Delaware	6798	46-4781488
OHI Asset (TX) Burleson, LLC	Delaware	6798	46-4795498
OHI Asset (TX) College Station, LLC	Delaware	6798	46-4805289
OHI Asset (TX) Comfort, LLC	Delaware	6798	46-4815908
OHI Asset (TX) Diboll, LLC	Delaware	6798	46-4843528
OHI Asset (TX) Granbury, LLC	Delaware	6798	46-4852513
OHI Asset (TX) Hondo, LLC	Delaware	6798	46-1346058
OHI Asset (TX) Italy, LLC	Delaware	6798	46-4873054
OHI Asset (TX) Schertz, LLC	Delaware	6798	30-0890365
OHI Asset (TX) Winnsboro, LLC	Delaware	6798	46-4881288
OHI Asset (TX), LLC	Delaware	6798	04-3759927
OHI Asset (UT) Ogden, LLC	Delaware	6798	46-4903181
OHI Asset (UT) Provo, LLC	Delaware	6798	46-4915063
OHI Asset (UT) Roy, LLC	Delaware	6798	46-4931511
OHI Asset (VA) Charlottesville - 1165 Pepsi Place, LLC	Delaware	6798	30-0924115
OHI Asset (VA) Charlottesville, LLC	Delaware	6798	46-4945417
OHI Asset (VA) Chesapeake, LLC	Delaware	6798	61-1791025
OHI Asset (VA) Farmville, LLC	Delaware	6798	46-4955482
OHI Asset (VA) Galax, LLC	Delaware	6798	61-1791162
OHI Asset (VA) Hillsville, LLC	Delaware	6798	46-4987367
OHI Asset (VA) Madison, LLC	Delaware	6798	36-4835627

x

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
OHI Asset (VA) Martinsville SNF, LLC	Delaware	6798	37-1791389
OHI Asset (VA) Mechanicsville, LLC	Delaware	6798	38-4002156
OHI Asset (VA) Norfolk, LLC	Delaware	6798	32-0494147
OHI Asset (VA) Portsmouth, LLC	Delaware	6798	36-4835789
OHI Asset (VA) Richmond - 2420 Pemberton Road, LLC	Delaware	6798	38-3993910
OHI Asset (VA) Richmond - 9101 Bon Air, LLC	Delaware	6798	36-4831548
OHI Asset (VA) Rocky Mount, LLC	Delaware	6798	46-5002710
OHI Asset (VA) Suffolk, LLC	Delaware	6798	61-1791714
OHI Asset (WA) Battle Ground, LLC	Delaware	6798	46-5006928
OHI Asset (WA) Fort Vancouver, LLC	Delaware	6798	36-4817415
OHI Asset (WV) Danville, LLC	Delaware	6798	47-1084194
OHI Asset (WV) Ivydale, LLC	Delaware	6798	47-1112048
OHI Asset CHG ALF, LLC	Delaware	6798	38-3945599
OHI Asset CSB LLC	Delaware	6798	27-2820083
OHI Asset CSE-E Subsidiary, LLC	Delaware	6798	61-1756267
OHI Asset CSE-E, LLC	Delaware	6798	27-1675861
OHI Asset CSE-U Subsidiary, LLC	Delaware	6798	32-0459385
OHI Asset CSE-U, LLC	Delaware	6798	27-1675768
OHI Asset HUD CFG, LLC	Delaware	6798	45-3662151
OHI Asset HUD Delta, LLC	Delaware	6798	27-1895030
OHI Asset HUD H-F, LLC	Delaware	6798	27-1894893
OHI Asset HUD SF CA, LLC	Delaware	6798	46-1251365
OHI Asset HUD SF, LLC	Delaware	6798	80-0830116
OHI Asset HUD WO, LLC	Delaware	6798	45-2379675
OHI Asset II (CA), LLC	Delaware	6798	20-1000879
OHI Asset II (FL), LLC	Delaware	6798	27-1813906
OHI Asset II (PA), LP	Maryland	6798	84-6390330
OHI Asset III (PA), LP	Maryland	6798	84-6390331
OHI Asset IV (PA) Silver Lake, LP	Maryland	6798	80-6146794
OHI Asset Management, LLC	Delaware	6798	36-4798979
OHI Asset RO PMM Services, LLC	Delaware	6798	46-4309941
OHI Asset RO, LLC	Delaware	6798	90-1018980
OHI Asset, LLC	Delaware	6798	32-0079270
OHI Healthcare Properties Holdco, Inc.	Delaware	6798	47-2148273
OHI Healthcare Properties Limited Partnership	Delaware	6798	36-4796206
OHI Mezz Lender, LLC	Delaware	6798	46-3201249
OHI Tennessee, LLC	Maryland	6798	38-3509157
OHIMA, LLC	Massachusetts	6798	06-1552118
Ohio Aviv Three, L.L.C.	Delaware	6798	27-5082021
Ohio Aviv Two, L.L.C.	Delaware	6798	27-5081906
Ohio Aviv, L.L.C.	Delaware	6798	36-4597043
Ohio Indiana Property, L.L.C.	Delaware	6798	36-4764623
Ohio Pennsylvania Property, L.L.C.	Delaware	6798	32-0350654
Oklahoma Two Property, L.L.C.	Delaware	6798	37-1695177
Oklahoma Warr Wind, L.L.C.	Delaware	6798	38-3886603
Omaha Associates, L.L.C.	Delaware	6798	36-4572019
Omega TRS I, Inc.	Maryland	6798	38-3587540
Orange ALF Property, L.L.C.	Delaware	6798	27-4083471
Orange Village Care Center, LLC	Ohio	6798	34-1321728
Orange, L.L.C.	Illinois	6798	36-4095365
Oregon Associates, L.L.C.	Delaware	6798	36-4572024
Oso Avenue Property, L.L.C.	Delaware	6798	30-0767014
Ostrom Avenue Property, L.L.C.	Delaware	6798	32-0457123
Palm Valley Senior Care, LLC	Arizona	6798	75-3153681
Panama City Nursing Center LLC	Delaware	6798	20-2568041
Pavillion North Partners, LLC	Pennsylvania	6798	47-3255261

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Pavillion North, LLP	Pennsylvania	6798	75-3202956
Pavillion Nursing Center North, LLC	Pennsylvania	6798	47-3259540
Peabody Associates Two, L.L.C.	Delaware	6798	27-5346222
Peabody Associates, L.L.C.	Delaware	6798	36-4572029
Pennington Road Property, L.L.C.	Delaware	6798	36-4768380
Pensacola Real Estate Holdings I, LLC	Florida	6798	59-3667935
Pensacola Real Estate Holdings II, LLC	Florida	6798	59-3667937
Pensacola Real Estate Holdings III, LLC	Florida	6798	59-3667939
Pensacola Real Estate Holdings IV, LLC	Florida	6798	59-3667940
Pensacola Real Estate Holdings V, LLC	Florida	6798	59-3667941
Pocatello Idaho Property, L.L.C.	Delaware	6798	35-2449870
Pomona Vista L.L.C.	Illinois	6798	36-4111095
Prescott Arkansas, L.L.C.	Delaware	6798	04-3835264
PV Realty-Clinton, LLC	Maryland	6798	26-4389743
PV Realty-Kensington, LLC	Maryland	6798	26-4389837
PV Realty-Willow Tree, LLC	Maryland	6798	27-0328038
Raton Property Limited Company	New Mexico	6798	36-4111094
Ravenna Ohio Property, L.L.C.	Delaware	6798	61-1692048
Red Rocks, L.L.C.	Illinois	6798	36-4192351
Richland Washington, L.L.C.	Delaware	6798	26-0081509
Ridgecrest Senior Care, LLC	Arizona	6798	20-1998988
Riverside Nursing Home Associates Two, L.L.C.	Delaware	6798	27-3524946
Riverside Nursing Home Associates, L.L.C.	Delaware	6798	36-4340184
Rockingham Drive Property, L.L.C.	Delaware	6798	35-2485732
Rose Baldwin Park Property L.L.C.	Illinois	6798	36-4111092
S.C. Portfolio Property, L.L.C.	Delaware	6798	32-0457621
Salem Associates, L.L.C.	Delaware	6798	36-4572028
San Juan NH Property, LLC	Delaware	6798	11-3714511
Sandalwood Arkansas Property, L.L.C.	Delaware	6798	61-1665105
Santa Ana-Bartlett, L.L.C.	Illinois	6798	36-4212739
Santa Fe Missouri Associates, L.L.C.	Illinois	6798	36-4165126
Savoy/Bonham Venture, L.L.C.	Delaware	6798	36-4572026
Searcy Aviv, L.L.C.	Delaware	6798	38-3779442
Sedgwick Properties, L.L.C.	Delaware	6798	36-4694767
Seguin Texas Property, L.L.C.	Delaware	6798	35-2456377
Sierra Ponds Property, L.L.C.	Delaware	6798	38-3888430
Skyler Boyington, LLC	Mississippi	6798	42-1572543
Skyler Florida, LLC	Mississippi	6798	64-0821299
Skyler Maitland LLC	Delaware	6798	20-3888672
Skyler Pensacola, LLC	Florida	6798	59-3561064
Skyview Associates, L.L.C.	Delaware	6798	36-4572023
Southeast Missouri Property, L.L.C.	Delaware	6798	27-3502072
Southern California Nevada, L.L.C.	Delaware	6798	30-0705746
St. Joseph Missouri Property, L.L.C.	Delaware	6798	36-4786588
St. Mary’s Properties, LLC	Ohio	6798	20-1914905
Star City Arkansas, L.L.C.	Delaware	6798	43-2089308
Stephenville Texas Property, L.L.C.	Delaware	6798	46-5421870
Sterling Acquisition, LLC	Kentucky	6798	38-3207992
Stevens Avenue Property, L.L.C.	Delaware	6798	35-2446030
Sun-Mesa Properties, L.L.C.	Illinois	6798	36-4047650
Suwanee, LLC	Delaware	6798	20-5223977
Texas Fifteen Property, L.L.C.	Delaware	6798	35-2437626
Texas Four Property, L.L.C.	Delaware	6798	46-5459201
Texas Lessor – Stonegate GP, LLC	Maryland	6798	32-0008071
Texas Lessor – Stonegate, Limited, LLC	Maryland	6798	32-0008072
Texas Lessor – Stonegate, LP	Maryland	6798	32-0008073

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Texhoma Avenue Property, L.L.C.	Delaware	6798	35-2470607
The Suburban Pavilion, LLC	Ohio	6798	34-1035431
Tujunga, L.L.C.	Delaware	6798	36-4389732
Tulare County Property, L.L.C.	Delaware	6798	46-5446413
VRB Aviv, L.L.C.	Delaware	6798	76-0802032
Washington Idaho Property, L.L.C.	Delaware	6798	61-1743318
Washington Lessor – Silverdale, LLC	Maryland	6798	56-2386887
Washington-Oregon Associates, L.L.C.	Illinois	6798	36-4192347
Watauga Associates, L.L.C.	Illinois	6798	36-4163268
Wellington Leasehold, L.L.C.	Delaware	6798	27-3971187
West Pearl Street, L.L.C.	Delaware	6798	81-0637081
West Yarmouth Property I, L.L.C.	Delaware	6798	46-5495346
Westerville Ohio Office Property, L.L.C.	Delaware	6798	32-0452280
Wheeler Healthcare Associates, L.L.C.	Texas	6798	74-2752353
Whitlock Street Property, L.L.C.	Delaware	6798	32-0419832
Wilcare, LLC	Ohio	6798	26-0110550
Willis Texas Aviv, L.L.C.	Delaware	6798	37-1522942
Yuba Aviv, L.L.C.	Delaware	6798	11-3750228

(1)         Address, including zip code of the principal executive offices of each subsidiary guarantor listed above is c/o Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland, 21030 and the telephone number, including area code, is (410) 427-1700. The guarantors may change from time to time as reflected in subsequent amendments to this Registration Statement.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-208710) of Omega Healthcare Investors, Inc. and its subsidiary co-registrants, which was filed with the Securities and Exchange Commission and became effective on December 22, 2015 (as amended, the “Registration Statement”). This Post-Effective Amendment is being filed for the purpose of adding the subsidiaries identified below as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement:

OHI Asset (FL) Pensacola, LLC	OHI Asset (NC) Shallotte, LLC
OHI Asset (GA) Nashville, LLC	OHI Asset (NC) Waynesville, LLC
OHI Asset (GA) Valdosta, LLC	OHI Asset (NC) Wilmington, LLC
OHI Asset (MD) Baltimore - Pall Mall, LLC	OHI Asset (NC) Winston Salem, LLC
OHI Asset (MD) Baltimore - West Belvedere, LLC	OHI Asset (OH) Huber Heights, LLC
OHI Asset (MD) Salisbury, LLC	OHI Asset (OH) New London, LLC
OHI Asset (MI) Carson City, LLC	OHI Asset (OH) Steubenville, LLC
OHI Asset (NC) Biscoe, LLC	OHI Asset (OH) Toledo, LLC
OHI Asset (NC) Cornelius, LLC	OHI Asset (OH) West Carrollton, LLC
OHI Asset (NC) Drexel, LLC	OHI Asset (TX) Schertz, LLC
OHI Asset (NC) Fayetteville, LLC	OHI Asset (VA) Charlottesville - 1165 Pepsi Place, LLC
OHI Asset (NC) Hallsboro, LLC	OHI Asset (VA) Chesapeake, LLC
OHI Asset (NC) Marion, LLC	OHI Asset (VA) Galax, LLC
OHI Asset (NC) Marshville, LLC	OHI Asset (VA) Madison, LLC
OHI Asset (NC) Mocksville – 1007 Howard Street, LLC	OHI Asset (VA) Mechanicsville, LLC
OHI Asset (NC) Mocksville – 1304 Madison Road, LLC	OHI Asset (VA) Norfolk, LLC
OHI Asset (NC) Nashville, LLC	OHI Asset (VA) Portsmouth, LLC
OHI Asset (NC) Raeford, LLC	OHI Asset (VA) Richmond - 2420 Pemberton Road, LLC
OHI Asset (NC) Rocky Mount – 1558 S. Winstead, LLC	OHI Asset (VA) Richmond - 9101 Bon Air, LLC
OHI Asset (NC) Rocky Mount – 415 N. Winstead, LLC	OHI Asset (VA) Suffolk, LLC
OHI Asset (NC) Salisbury, LLC	PV Realty-Clinton, LLC
OHI Asset (NC) Saluda, LLC	PV Realty-Kensington, LLC

and additionally, removing Aviv Healthcare Capital Corporation as a co-registrant, as such subsidiary has been dissolved. No changes are being made to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by Omega Healthcare Investors, Inc. (the “Company” or “Omega”) in connection with the offering of the securities registered. All amounts are estimates except for the registration fee.

SEC Registration Fee	$	*
Rating Agency Fees		**
Trustee’s Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Printing and Filing Expenses		**
Transfer Fees and Expenses		**
Miscellaneous		**
Total	$	**

*Deferred in reliance on Rule 456(b) and 457(r)

** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement

Item 15.  Indemnification of Directors and Officers

The charter and bylaws of Omega provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either (i) committed in bad faith or (ii) the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the indemnification provisions of Section 2-418, or the charter, bylaws, a resolution of the board of directors of the corporation or an agreement approved by the board of directors). In addition, a director may not be indemnified under Section 2-418 in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct. A director or officer who has been successful on the merits or otherwise, in the defense of any proceeding referred to above shall be indemnified against any reasonable expenses incurred by the director or officer in connection with the proceeding. As noted below, the SEC may limit the corporation’s obligation to provide this indemnification.

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Omega has also entered into indemnity agreements with the officers and directors of the registrant that provide that the registrant will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the registrant. Once an initial determination is made by the registrant that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the registrant to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of Omega pursuant to the above-described provisions, Omega understands that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that immediately precedes such exhibits and is hereby incorporated by reference.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)          If the registrant is relying on Rule 430B:

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(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 30th day of June, 2016.

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of June 2016.

Signature	Position

/s/ C. Taylor Pickett	Chief Executive Officer and Director
C. Taylor Pickett	(Principal Executive Officer)

/s/ Robert O. Stephenson	Chief Financial Officer
Robert O. Stephenson	(Principal Financial Officer)

/s/ Michael D. Ritz	Chief Accounting Officer
Michael D. Ritz	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Bernard J. Korman

*	Director
Craig M. Bernfield

*	Director
Norman Bobins

*	Director
Craig R. Callen

*	Director
Barbara B. Hill

*	Director
Harold J. Kloosterman

*	Director
Edward Lowenthal

*	Director
Ben W. Perks

*	Director
Stephen D. Plavin

* By:	/s/ Robert O. Stephenson

Robert O. Stephenson as attorney-in-fact pursuant to authority granted by power of attorney, copies of which have been previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, C. Taylor Pickett has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on this 30th day of June, 2016.

11900 East Artesia Boulevard, LLC
1200 Ely Street Holdings Co. LLC
13922 Cerise Avenue, LLC
1628 B Street, LLC
2400 Parkside Drive, LLC
2425 Teller Avenue, LLC
245 East Wilshire Avenue, LLC
3232 Artesia Real Estate, LLC
3806 Clayton Road, LLC
42235 County Road Holdings Co. LLC
446 Sycamore Road, L.L.C.
48 High Point Road, LLC
523 Hayes Lane, LLC
637 East Romie Lane, LLC
Alamogordo Aviv, L.L.C.
Albany Street Property, L.L.C.
Arizona Lessor – Infinia, LLC
Arkansas Aviv, L.L.C.
Arma Yates, L.L.C.
Avery Street Property, L.L.C
Aviv Asset Management, L.L.C.
Aviv Financing I, L.L.C.
Aviv Financing II, L.L.C.
Aviv Financing III, L.L.C.
Aviv Financing IV, L.L.C.
Aviv Financing V, L.L.C.
Aviv Foothills, L.L.C.
Aviv Healthcare Properties Operating Partnership I, L.P.
Aviv Liberty, L.L.C.
Avon Ohio, L.L.C.
Bala Cynwyd Real Estate, LP
Bayside Colorado Healthcare Associates, LLC
Bayside Street II, LLC
Bayside Street, LLC
Belleville Illinois, L.L.C.
Bellingham II Associates, L.L.C.
Bethel ALF Property, L.L.C.
BHG Aviv, L.L.C.
Biglerville Road, L.L.C.
Bonham Texas, L.L.C.
Bradenton ALF Property, L.L.C.
Burton NH Property, L.L.C.
California Aviv Two, L.L.C.
California Aviv, L.L.C.
Camas Associates, L.L.C.
Canton Health Care Land, LLC
Carnegie Gardens LLC
Casa/Sierra California Associates, L.L.C.
CFG 2115 Woodstock Place LLC

Champaign Williamson Franklin, L.L.C.
Chardon Ohio Property Holdings, L.L.C.
Chardon Ohio Property, L.L.C.
Chatham Aviv, L.L.C.
Chippewa Valley, L.L.C.
CHR Bartow LLC
CHR Boca Raton LLC
CHR Bradenton LLC
CHR Cape Coral LLC
CHR Fort Myers LLC
CHR Fort Walton Beach LLC
CHR Lake Wales LLC
CHR Lakeland LLC
CHR Pompano Beach Broward LLC
CHR Pompano Beach LLC
CHR Sanford LLC
CHR Spring Hill LLC
CHR St. Pete Bay LLC
CHR St. Pete Egret LLC
CHR Tampa Carrollwood LLC
CHR Tampa LLC
CHR Tarpon Springs LLC
CHR Titusville LLC
Clarkston Care, L.L.C.
Clayton Associates, L.L.C.
Colonial Gardens, LLC
Colonial Madison Associates, L.L.C.
Colorado Lessor - Conifer, LLC
Columbus Texas Aviv, L.L.C.
Columbus Western Avenue, L.L.C.
Colville Washington Property, L.L.C.
Commerce Nursing Homes, L.L.C.
Commerce Sterling Hart Drive, L.L.C.
Conroe Rigby Owen Road, L.L.C.
CR Aviv, L.L.C.
Crete Plus Five Property, L.L.C.
Crooked River Road, L.L.C.
CSE Albany LLC
CSE Amarillo LLC
CSE Arden L.P.
CSE Augusta LLC
CSE Bedford LLC
CSE Blountville LLC
CSE Bolivar LLC
CSE Cambridge LLC
CSE Cambridge Realty LLC
CSE Camden LLC
CSE Canton LLC
CSE Casablanca Holdings II LLC
CSE Casablanca Holdings LLC
CSE Cedar Rapids LLC
CSE Centennial Village, LP
CSE Chelmsford LLC
CSE Chesterton LLC
CSE Claremont LLC
CSE Corpus North LLC

CSE Denver Iliff LLC
CSE Denver LLC
CSE Douglas LLC
CSE Elkton LLC
CSE Elkton Realty LLC
CSE Fairhaven LLC
CSE Fort Wayne LLC
CSE Frankston LLC
CSE Georgetown LLC
CSE Green Bay LLC
CSE Hilliard LLC
CSE Huntingdon LLC
CSE Huntsville LLC
CSE Indianapolis-Continental LLC
CSE Indianapolis-Greenbriar LLC
CSE Jacinto City LLC
CSE Jefferson City LLC
CSE Jeffersonville-Hillcrest Center LLC
CSE Jeffersonville-Jennings House LLC
CSE Kerrville LLC
CSE King L.P.
CSE Kingsport LLC
CSE Knightdale L.P.
CSE Lake City LLC
CSE Lake Worth LLC
CSE Lakewood LLC
CSE Las Vegas LLC
CSE Lawrenceburg LLC
CSE Lenoir L.P.
CSE Lexington Park LLC
CSE Lexington Park Realty LLC
CSE Ligonier LLC
CSE Live Oak LLC
CSE Lowell LLC
CSE Marianna Holdings LLC
CSE Memphis LLC
CSE Mobile LLC
CSE Moore LLC
CSE North Carolina Holdings I LLC
CSE North Carolina Holdings II LLC
CSE Omro LLC
CSE Orange Park LLC
CSE Orlando-Pinar Terrace Manor LLC
CSE Orlando-Terra Vista Rehab LLC
CSE Pennsylvania Holdings, LP
CSE Piggott LLC
CSE Pilot Point LLC
CSE Pine View LLC
CSE Ponca City LLC
CSE Port St. Lucie LLC
CSE Richmond LLC
CSE Ripley LLC
CSE Ripon LLC
CSE Safford LLC
CSE Salina LLC
CSE Seminole LLC

CSE Shawnee LLC
CSE Spring Branch LLC
CSE Stillwater LLC
CSE Taylorsville LLC
CSE Texarkana LLC
CSE Texas City LLC
CSE The Village LLC
CSE Upland LLC
CSE Walnut Cove L.P.
CSE West Point LLC
CSE Whitehouse LLC
CSE Williamsport LLC
CSE Winter Haven LLC
CSE Woodfin L.P.
CSE Yorktown LLC
Cuyahoga Falls Property, L.L.C.
Dallas Two Property, L.L.C.
Danbury ALF Property, L.L.C.
Darien ALF Property, L.L.C.
Delta Investors I, LLC
Delta Investors II, LLC
Denison Texas, L.L.C.
Desert Lane LLC
Dixie White House Nursing Home, LLC
Dixon Health Care Center, LLC
East Rollins Street, L.L.C.
Edgewood Drive Property, L.L.C.
Effingham Associates, L.L.C.
Elite Mattoon, L.L.C.
Elite Yorkville, L.L.C.
Encanto Senior Care, LLC
Falcon Four Property Holding, L.L.C.
Falcon Four Property, L.L.C.
Falfurrias Texas, L.L.C.
Florida ALF Properties, L.L.C.
Florida Four Properties, L.L.C.
Florida Lessor – Meadowview, LLC
Florida Real Estate Company, LLC
Fort Stockton Property, L.L.C.
Four Fountains Aviv, L.L.C.
Fredericksburg South Adams Street, L.L.C.
Freewater Oregon, L.L.C.
Fullerton California, L.L.C.
G&L Gardens, LLC
Gardnerville Property, L.L.C.
Georgia Lessor - Bonterra/Parkview, LLC
Germantown Property, L.L.C.
Giltex Care, L.L.C.
Glendale NH Property, L.L.C.
Golden Hill Real Estate Company, LLC
Gonzales Texas Property, L.L.C.
Great Bend Property, L.L.C.
Greenbough, LLC
Greenville Kentucky Property, L.L.C.
Heritage Monterey Associates, L.L.C.
HHM Aviv, L.L.C.

Hidden Acres Property, L.L.C.
Highland Leasehold, L.L.C.
Hobbs Associates, L.L.C.
Hot Springs Atrium Owner, LLC
Hot Springs Aviv, L.L.C.
Hot Springs Cottages Owner, LLC
Hot Springs Marina Owner, LLC
Houston Texas Aviv, L.L.C.
Hutchinson Kansas, L.L.C.
Hutton I Land, LLC
Hutton II Land, LLC
Hutton III Land, LLC
Idaho Associates, L.L.C.
Illinois Missouri Properties, L.L.C.
Indiana Lessor – Wellington Manor, LLC
Iowa Lincoln County Property, L.L.C.
Jasper Springhill Street, L.L.C.
Kansas Five Property, L.L.C.
Karan Associates Two, L.L.C.
Karan Associates, L.L.C.
Karissa Court Property, L.L.C.
KB Northwest Associates, L.L.C.
Kentucky NH Properties, L.L.C.
Kingsville Texas, L.L.C.
LAD I Real Estate Company, LLC
Leatherman 90-1, LLC
Leatherman Partnership 89-1, LLC
Leatherman Partnership 89-2, LLC
Louisville Dutchmans Property, L.L.C.
Magnolia Drive Property, L.L.C.
Manor Associates, L.L.C.
Mansfield Aviv, L.L.C.
Massachusetts Nursing Homes, L.L.C.
McCarthy Street Property, L.L.C.
Meridian Arms Land, LLC
Minnesota Associates, L.L.C.
Mishawaka Property, L.L.C.
Missouri Associates, L.L.C.
Missouri Regency Associates, L.L.C.
Montana Associates, L.L.C.
Monterey Park Leasehold Mortgage, L.L.C.
Mount Washington Property, L.L.C.
Mt. Vernon Texas, L.L.C.
Murray County, L.L.C.
Muscatine Toledo Properties, L.L.C.
N.M. Bloomfield Three Plus One Limited Company
N.M. Espanola Three Plus One Limited Company
N.M. Lordsburg Three Plus One Limited Company
N.M. Silver City Three Plus One Limited Company
New Hope Property, L.L.C.
Newtown ALF Property, L.L.C.
Nicholasville Kentucky Property, L.L.C.
North Las Vegas LLC
North Royalton Ohio Property, L.L.C.
Norwalk ALF Property, L.L.C.
NRS Ventures, L.L.C.

Oakland Nursing Homes, L.L.C.
Ocean Springs Nursing Home, LLC
October Associates, L.L.C.
Ogden Associates, L.L.C.
OHI (Connecticut), LLC
OHI (Illinois), LLC
OHI (Indiana), LLC
OHI (Iowa), LLC
OHI Asset (AR) Ash Flat, LLC
OHI Asset (AR) Camden, LLC
OHI Asset (AR) Conway, LLC
OHI Asset (AR) Des Arc, LLC
OHI Asset (AR) Hot Springs, LLC
OHI Asset (AR) Malvern, LLC
OHI Asset (AR) Mena, LLC
OHI Asset (AR) Pocahontas, LLC
OHI Asset (AR) Sheridan, LLC
OHI Asset (AR) Walnut Ridge, LLC
OHI Asset (AZ) Austin House, LLC
OHI Asset (CA), LLC
OHI Asset (CO), LLC
OHI Asset (CT) Lender, LLC
OHI Asset (FL) Eustis, LLC
OHI Asset (FL) Lake Placid, LLC
OHI Asset (FL) Lender, LLC
OHI Asset (FL) Lutz, LLC
OHI Asset (FL) Pensacola - Hillview, LLC
OHI Asset (FL) Pensacola, LLC
OHI Asset (FL), LLC
OHI Asset (GA) Dunwoody, LLC
OHI Asset (GA) Macon, LLC
OHI Asset (GA) Moultrie, LLC
OHI Asset (GA) Nashville, LLC
OHI Asset (GA) Roswell, LLC
OHI Asset (GA) Snellville, LLC
OHI Asset (GA) Valdosta, LLC
OHI Asset (ID) Holly, LLC
OHI Asset (ID) Midland, LLC
OHI Asset (ID), LLC
OHI Asset (IL), LLC
OHI Asset (IN) American Village, LLC
OHI Asset (IN) Anderson, LLC
OHI Asset (IN) Beech Grove, LLC
OHI Asset (IN) Clarksville, LLC
OHI Asset (IN) Clinton, LLC
OHI Asset (IN) Connersville, LLC
OHI Asset (IN) Crown Point, LLC
OHI Asset (IN) Eagle Valley, LLC
OHI Asset (IN) Elkhart, LLC
OHI Asset (IN) Forest Creek, LLC
OHI Asset (IN) Fort Wayne, LLC
OHI Asset (IN) Franklin, LLC
OHI Asset (IN) Greensburg, LLC
OHI Asset (IN) Indianapolis, LLC
OHI Asset (IN) Jasper, LLC
OHI Asset (IN) Kokomo, LLC

OHI Asset (IN) Lafayette, LLC
OHI Asset (IN) Madison, LLC
OHI Asset (IN) Monticello, LLC
OHI Asset (IN) Noblesville, LLC
OHI Asset (IN) Rosewalk, LLC
OHI Asset (IN) Salem, LLC
OHI Asset (IN) Seymour, LLC
OHI Asset (IN) Spring Mill, LLC
OHI Asset (IN) Terre Haute, LLC
OHI Asset (IN) Wabash, LLC
OHI Asset (IN) Westfield, LLC
OHI Asset (IN) Zionsville, LLC
OHI Asset (LA) Baton Rouge, LLC
OHI Asset (LA), LLC
OHI Asset (MD) Baltimore - Pall Mall, LLC
OHI Asset (MD) Baltimore - West Belvedere, LLC
OHI Asset (MD) Salisbury, LLC
OHI Asset (MD), LLC
OHI Asset (MI) Carson City, LLC
OHI Asset (MI) Heather Hills, LLC
OHI Asset (MI), LLC
OHI Asset (MO), LLC
OHI Asset (MS) Byhalia, LLC
OHI Asset (MS) Cleveland, LLC
OHI Asset (MS) Clinton, LLC
OHI Asset (MS) Columbia, LLC
OHI Asset (MS) Corinth, LLC
OHI Asset (MS) Greenwood, LLC
OHI Asset (MS) Grenada, LLC
OHI Asset (MS) Holly Springs, LLC
OHI Asset (MS) Indianola, LLC
OHI Asset (MS) Natchez, LLC
OHI Asset (MS) Picayune, LLC
OHI Asset (MS) Vicksburg, LLC
OHI Asset (MS) Yazoo City, LLC
OHI Asset (NC) Biscoe, LLC
OHI Asset (NC) Cornelius, LLC
OHI Asset (NC) Drexel, LLC
OHI Asset (NC) Fayetteville, LLC
OHI Asset (NC) Hallsboro, LLC
OHI Asset (NC) Marion, LLC
OHI Asset (NC) Marshville, LLC
OHI Asset (NC) Mocksville – 1007 Howard Street, LLC
OHI Asset (NC) Mocksville – 1304 Madison Road, LLC
OHI Asset (NC) Nashville, LLC
OHI Asset (NC) Raeford, LLC
OHI Asset (NC) Rocky Mount – 1558 S. Winstead, LLC
OHI Asset (NC) Rocky Mount – 415 N. Winstead, LLC
OHI Asset (NC) Salisbury, LLC
OHI Asset (NC) Saluda, LLC
OHI Asset (NC) Shallotte, LLC
OHI Asset (NC) Wadesboro, LLC
OHI Asset (NC) Waynesville, LLC
OHI Asset (NC) Wilmington, LLC
OHI Asset (NC) Winston Salem, LLC
OHI Asset (NY) 2nd Avenue, LLC

OHI Asset (NY) 93rd Street, LLC
OHI Asset (OH) Huber Heights, LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New London, LLC
OHI Asset (OH) Steubenville, LLC
OHI Asset (OH) Toledo, LLC
OHI Asset (OH) West Carrollton, LLC
OHI Asset (OH), LLC
OHI Asset (OR) Portland, LLC
OHI Asset (OR) Troutdale, LLC
OHI Asset (PA) GP, LLC
OHI Asset (PA) West Mifflin, LP
OHI Asset (PA), LLC
OHI Asset (PA), LP
OHI Asset (SC) Aiken, LLC
OHI Asset (SC) Anderson, LLC
OHI Asset (SC) Easley Anne, LLC
OHI Asset (SC) Easley Crestview, LLC
OHI Asset (SC) Edgefield, LLC
OHI Asset (SC) Greenville Griffith, LLC
OHI Asset (SC) Greenville Laurens, LLC
OHI Asset (SC) Greenville North, LLC
OHI Asset (SC) Greenville, LLC
OHI Asset (SC) Greer, LLC
OHI Asset (SC) Marietta, LLC
OHI Asset (SC) McCormick, LLC
OHI Asset (SC) Orangeburg, LLC
OHI Asset (SC) Pickens East Cedar, LLC
OHI Asset (SC) Pickens Rosemond, LLC
OHI Asset (SC) Piedmont, LLC
OHI Asset (SC) Simpsonville SE Main, LLC
OHI Asset (SC) Simpsonville West Broad, LLC
OHI Asset (SC) Simpsonville West Curtis, LLC
OHI Asset (TN) Bartlett, LLC
OHI Asset (TN) Collierville, LLC
OHI Asset (TN) Jefferson City, LLC
OHI Asset (TN) Memphis, LLC
OHI Asset (TN) Rogersville, LLC
OHI Asset (TX) Anderson, LLC
OHI Asset (TX) Bryan, LLC
OHI Asset (TX) Burleson, LLC
OHI Asset (TX) College Station, LLC
OHI Asset (TX) Comfort, LLC
OHI Asset (TX) Diboll, LLC
OHI Asset (TX) Granbury, LLC
OHI Asset (TX) Hondo, LLC
OHI Asset (TX) Italy, LLC
OHI Asset (TX) Schertz, LLC
OHI Asset (TX) Winnsboro, LLC
OHI Asset (TX), LLC
OHI Asset (UT) Ogden, LLC
OHI Asset (UT) Provo, LLC
OHI Asset (UT) Roy, LLC
OHI Asset (VA) Charlottesville - 1165 Pepsi Place, LLC
OHI Asset (VA) Charlottesville, LLC
OHI Asset (VA) Chesapeake, LLC

OHI Asset (VA) Farmville, LLC
OHI Asset (VA) Galax, LLC
OHI Asset (VA) Hillsville, LLC
OHI Asset (VA) Madison, LLC
OHI Asset (VA) Martinsville SNF, LLC
OHI Asset (VA) Mechanicsville, LLC
OHI Asset (VA) Norfolk, LLC
OHI Asset (VA) Portsmouth, LLC
OHI Asset (VA) Richmond - 2420 Pemberton Road, LLC
OHI Asset (VA) Richmond - 9101 Bon Air, LLC
OHI Asset (VA) Rocky Mount, LLC
OHI Asset (VA) Suffolk, LLC
OHI Asset (WA) Battle Ground, LLC
OHI Asset (WA) Fort Vancouver, LLC
OHI Asset (WV) Danville, LLC
OHI Asset (WV) Ivydale, LLC
OHI Asset CHG ALF, LLC
OHI Asset CSB LLC
OHI Asset CSE-E Subsidiary, LLC
OHI Asset CSE-E, LLC
OHI Asset CSE-U Subsidiary, LLC
OHI Asset CSE-U, LLC
OHI Asset HUD CFG, LLC
OHI Asset HUD Delta, LLC
OHI Asset HUD H-F, LLC
OHI Asset HUD SF CA, LLC
OHI Asset HUD SF, LLC
OHI Asset HUD WO, LLC
OHI Asset II (CA), LLC
OHI Asset II (FL), LLC
OHI Asset II (PA), LP
OHI Asset III (PA), LP
OHI Asset IV (PA) Silver Lake, LP
OHI Asset Management, LLC
OHI Asset RO PMM Services, LLC
OHI Asset RO, LLC
OHI Asset, LLC
OHI Healthcare Properties Holdco, Inc.
OHI Healthcare Properties Limited Partnership
OHI Mezz Lender, LLC
OHI Tennessee, LLC
OHIMA, LLC
Ohio Aviv Three, L.L.C.
Ohio Aviv Two, L.L.C.
Ohio Aviv, L.L.C.
Ohio Indiana Property, L.L.C.
Ohio Pennsylvania Property, L.L.C.
Oklahoma Two Property, L.L.C.
Oklahoma Warr Wind, L.L.C.
Omaha Associates, L.L.C.
Omega TRS I, Inc.
Orange ALF Property, L.L.C.
Orange Village Care Center, LLC
Orange, L.L.C.
Oregon Associates, L.L.C.
Oso Avenue Property, L.L.C.

Ostrom Avenue Property, L.L.C.
Palm Valley Senior Care, LLC
Panama City Nursing Center LLC
Pavillion North Partners, LLC
Pavillion North, LLP
Pavillion Nursing Center North, LLC
Peabody Associates Two, L.L.C.
Peabody Associates, L.L.C.
Pennington Road Property, L.L.C.
Pensacola Real Estate Holdings I, LLC
Pensacola Real Estate Holdings II, LLC
Pensacola Real Estate Holdings III, LLC
Pensacola Real Estate Holdings IV, LLC
Pensacola Real Estate Holdings V, LLC
Pocatello Idaho Property, L.L.C.
Pomona Vista L.L.C.
Prescott Arkansas, L.L.C.
PV Realty-Clinton, LLC
PV Realty-Kensington, LLC
PV Realty-Willow Tree, LLC
Raton Property Limited Company
Ravenna Ohio Property, L.L.C.
Red Rocks, L.L.C.
Richland Washington, L.L.C.
Ridgecrest Senior Care, LLC
Riverside Nursing Home Associates Two, L.L.C.
Riverside Nursing Home Associates, L.L.C.
Rockingham Drive Property, L.L.C.
Rose Baldwin Park Property L.L.C.
S.C. Portfolio Property, L.L.C.
Salem Associates, L.L.C.
San Juan NH Property, LLC
Sandalwood Arkansas Property, L.L.C.
Santa Ana-Bartlett, L.L.C.
Santa Fe Missouri Associates, L.L.C.
Savoy/Bonham Venture, L.L.C.
Searcy Aviv, L.L.C.
Sedgwick Properties, L.L.C.
Seguin Texas Property, L.L.C.
Sierra Ponds Property, L.L.C.
Skyler Boyington, LLC
Skyler Florida, LLC
Skyler Maitland LLC
Skyler Pensacola, LLC
Skyview Associates, L.L.C.
Southeast Missouri Property, L.L.C.
Southern California Nevada, L.L.C.
St. Joseph Missouri Property, L.L.C.
St. Mary’s Properties, LLC
Star City Arkansas, L.L.C.
Stephenville Texas Property, L.L.C.
Sterling Acquisition, LLC
Stevens Avenue Property, L.L.C.
Sun-Mesa Properties, L.L.C.
Suwanee, LLC
Texas Fifteen Property, L.L.C.

Texas Four Property, L.L.C.
Texas Lessor – Stonegate GP, LLC
Texas Lessor – Stonegate, Limited, LLC
Texas Lessor – Stonegate, LP
Texhoma Avenue Property, L.L.C.
The Suburban Pavilion, LLC
Tujunga, L.L.C.
Tulare County Property, L.L.C.
VRB Aviv, L.L.C.
Washington Idaho Property, L.L.C.
Washington Lessor – Silverdale, LLC
Washington-Oregon Associates, L.L.C.
Watauga Associates, L.L.C.
Wellington Leasehold, L.L.C.
West Pearl Street, L.L.C.
West Yarmouth Property I, L.L.C.
Westerville Ohio Office Property, L.L.C.
Wheeler Healthcare Associates, L.L.C.
Whitlock Street Property, L.L.C.
Wilcare, LLC
Willis Texas Aviv, L.L.C.
Yuba Aviv, L.L.C.

By:	/s/ C. Taylor Pickett
C. Taylor Pickett
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.*
4.1	Articles of Amendment and Restatement of Omega Healthcare Investors, Inc., as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, filed on September 3, 2015).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 20, 2011).
4.3	Form of Indenture of Omega Healthcare Investors, Inc. (including form of Debt Security).**
5.1	Opinion of Bryan Cave LLP as to legality with respect to Debt Securities and Guarantees. **
5.2	Opinion of Robinson & Cole LLP as to legality with respect to Guarantees.**
5.3	Opinion of Akerman LLP as to legality with respect to Guarantees.**
5.4	Opinion of Ice Miller LLP as to legality with respect to Guarantees.**
5.5	Opinion of Baudino Law Group, PLC as to legality with respect to Guarantees.**
5.6	Opinion of Wyatt, Tarrant & Combs, LLP as to legality with respect to Guarantees.**
5.7	Opinion of Partridge, Snow & Hahn LLP as to legality with respect to Guarantees.**
5.8	Opinion of Miller, Johnson, Snell & Cummiskey, P.L.C. as to legality with respect to Guarantees.**
5.9	Opinion of Butler Snow, LLP as to legality with respect to Guarantees.**
5.10	Opinion of Jones & Smith Law Firm, LLC as to legality with respect to Guarantees.**
5.11	Opinion of Dinsmore & Shohl LLP as to legality with respect to Guarantees.**
5.12	Opinion of Montgomery, McCracken, Walker & Rhoads, LLP as to legality with respect to Guarantees.**
5.13	Bryan Cave LLP as to legality with respect to Debt Securities and Guarantees.+
8.1	Opinion of Bryan Cave LLP regarding certain tax matters.**
12.1	Ratio of Earnings to Fixed Charges.+
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1 and Exhibit 8.1).**
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.13).
23.3	Consent of Ernst & Young LLP.+
24.1	Powers of Attorney (previously included in the signature page to the Registration Statement).
25.1	Form of T-1 Statement of Eligibility under the Trustee Indenture Act of 1939, of U.S. Bank National Association, as Trustee under the Indenture of Omega Healthcare Investors, Inc.**

* To be filed by amendment or as an exhibit to a document to incorporated by reference to this registration statement, including a Current Report on Form 8-K.

** Previously filed as an exhibit to the Registration Statement.

+ Filed herewith.